Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of our report dated July 6, 2021 relating to the financial statements of Algoma Steel Group Inc., appearing in the Registration Statement No. 333-257732 on Form F-4 of Algoma Steel Group Inc. We also consent to the reference to us under the heading “Statement by Experts” in such Report.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants

October 22, 2021